Exhibit 99.3

Dycom Industries, Inc.
Non-GAAP Reconciliations
Q1 2020

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly presentation materials it also reports Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods.

Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items.

Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a hedge in effect to offset the economic dilution of additional shares that would be issued in connection with the conversion of the Company’s 0.75% convertible senior notes due September 2021 (the “Notes”) up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

Non-cash amortization of debt discount on Notes - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

Charge for (recovery of) accounts receivable and contract assets - During the quarter ended January 26, 2019, the Company recognized a pre-tax non-cash charge for accounts receivable and contract assets of $17.2 million related to balances owed from a customer that filed a voluntary petition for reorganization during February 2019. During the quarter ended April 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of the previously reserved amount. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

Charge for warranty costs - During the quarter ended April 27, 2019, the Company recorded a $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from acquired businesses[1]	Revenues from storm restoration services	Additional week as a result of our 52/53 week fiscal year[2]	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended						GAAP %	Non-GAAP - Organic %
April 27, 2019	$833.7	$(6.1)	$(4.7)	$—	$822.9	14.0%	15.8%
April 28, 2018	$731.4	$(5.8)	$(14.8)	$—	$710.7

January 26, 2019	$748.6	$(5.9)	$(20.4)	$—	$722.3	14.3%	13.7%
January 27, 2018	$655.1	$—	$(19.8)	$—	$635.3

October 27, 2018	$848.2	$(8.8)	$(3.9)	$—	$835.6	12.2%	12.9%
October 28, 2017	$756.2	$—	$(15.9)	$—	$740.3

July 28 ,2018	$799.5	$(9.1)	$(3.8)	$—	$786.6	2.5%	0.8%
July 29, 2017	$780.2	$—	$—	$—	$780.2

April 28, 2018	$731.4	$(15.4)	$(14.8)	$—	$701.1	(7.0)%	(10.0)%
April 29, 2017	$786.3	$(7.1)	$—	$—	$779.2

January 27, 2018	$655.1	$(8.4)	$(19.6)	$—	$627.1	(6.6)%	(10.6)%
January 28, 2017	$701.1	$—	$—	$—	$701.1

October 28, 2017	$756.2	$(8.6)	$(15.5)	$—	$732.1	(5.4)%	(8.4)%
October 29, 2016	$799.2	$—	$—	$—	$799.2

July 29, 2017	$780.2	$(19.3)	$—	$—	$760.9	(1.1)%	4.6%
July 30, 2016	$789.2	$(5.6)	$—	$(56.0)	$727.6

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues - Certain Customers
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from acquired businesses[1]	Revenues from storm restoration services	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended					GAAP %	Non-GAAP - Organic %

AT&T
April 27, 2019	$209.3	$(0.6)	$—	$208.7	18.2%	28.7%
April 28, 2018	$177.0	$—	$(14.8)	$162.2

Verizon
April 27, 2019	$179.8	$—	$—	$179.8	47.2%	47.2%
April 28, 2018	$122.1	$—	$—	$122.1

CenturyLink
April 27, 2019	$109.8	$—	$(4.1)	$105.7	22.4%	17.8%
April 28, 2018	$89.7	$—	$—	$89.7

Windstream
April 27, 2019	$34.0	$—	$(0.5)	$33.4	40.3%	38.0%
April 28, 2018	$24.2	$—	$—	$24.2

Top 5 Customers[3]
April 27, 2019	$669.9	$(5.6)	$(4.7)	$659.7	17.1%	19.4%
April 28, 2018	$572.2	$(5.1)	$(14.8)	$552.3

All Other Customers (excluding Top 5 Customers)
April 27, 2019	$163.8	$(0.5)	$—	$163.2	2.9%	3.0%
April 28, 2018	$159.2	$(0.7)	$—	$158.4

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in thousands)

	Quarter Ended
	April 27, 2019	April 28, 2018
Net income	$14,279	$17,231
Interest expense, net	12,233	10,166
Provision for income taxes	6,199	6,478
Depreciation and amortization	46,341	43,355
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	79,052	77,230
Gain on sale of fixed assets	(6,738)	(8,415)
Stock-based compensation expense	3,479	4,863
Recovery of previously reserved accounts receivable and contract assets	(10,345)	—
Charge for warranty costs	8,200	—
Non-GAAP Adjusted EBITDA	$73,648	$73,678

Contract revenues	$833,743	$731,375
Non-GAAP Adjusted EBITDA % of contract revenues	8.8%	10.1%

Comparable Prior Periods for Q2 2020 and Q3 2020 Outlook:	Quarter Ended
	July 28, 2018	October 27, 2018
Net income	$29,900	$27,830
Interest expense, net	10,446	11,310
Provision for income taxes	11,544	10,454
Depreciation and amortization	44,805	45,533
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	96,695	95,127
Gain on sale of fixed assets	(4,909)	(3,874)
Stock-based compensation expense	6,048	7,366
Non-GAAP Adjusted EBITDA	$97,834	$98,619

Contract revenues	$799,470	$848,237
Non-GAAP Adjusted EBITDA % of contract revenues	12.2%	11.6%

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Share
Unaudited
(Dollars and shares in thousands, except per share amounts)

	Quarter Ended April 27, 2019
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$833,743	$—	$833,743
Costs of earned revenues, excluding depreciation and amortization[4]	701,767	(8,200)	693,567
General and administrative expenses[5]	58,622	10,345	68,967
Depreciation and amortization	46,341	—	46,341
Total	806,730	2,145	808,875
Interest expense, net[6]	(12,233)	4,932	(7,301)
Other income, net	5,698	—	5,698
Income before income taxes	20,478	2,787	23,265
Provision for income taxes[7,8]	6,199	128	6,327
Net income	$14,279	$2,915	$16,938

Diluted earnings per common share	$0.45	$0.08	$0.53

Shares used in computing diluted earnings per common share	31,786	—	31,786

	Quarter Ended April 28, 2018
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$731,375	$—	$731,375
Costs of earned revenues, excluding depreciation and amortization	599,573	—	599,573
General and administrative expenses	62,283	—	62,283
Depreciation and amortization	43,355	—	43,355
Total	705,211	—	705,211
Interest expense, net[6]	(10,166)	4,672	(5,494)
Other income, net	7,711	—	7,711
Income before income taxes	23,709	4,672	28,381
Provision for income taxes[7]	6,478	1,275	7,753
Net income	$17,231	$3,397	$20,628

Diluted earnings per common share	$0.53	$0.12	$0.65

Shares used in computing diluted earnings per common share[9]	32,408	(615)	31,793

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Share
Unaudited
(Dollars and shares in thousands, except per share amounts)

Comparable Prior Periods for Q2 2020 and Q3 2020 Outlook:	Quarter Ended July 28, 2018
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$799,470	$—	$799,470
Costs of earned revenues, excluding depreciation and amortization	642,376	—	642,376
General and administrative expenses	64,555	—	64,555
Depreciation and amortization	44,805	—	44,805
Total	751,736	—	751,736
Interest expense, net[6]	(10,446)	4,750	(5,696)
Other income, net	4,156	—	4,156
Income before income taxes	41,444	4,750	46,194
Provision for income taxes[7]	11,544	1,314	12,858
Net income	$29,900	$3,436	$33,336

Diluted earnings per common share	$0.94	$0.11	$1.05

Shares used in computing diluted earnings per common share[9]	31,954	(120)	31,834

	Quarter Ended October 27, 2018
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$848,237	$—	$848,237
Costs of earned revenues, excluding depreciation and amortization	687,164	—	687,164
General and administrative expenses	68,763	—	68,763
Depreciation and amortization	45,533	—	45,533
Total	801,460	—	801,460
Interest expense, net[6]	(11,310)	4,800	(6,510)
Other income, net	2,817	—	2,817
Income before income taxes	38,284	4,800	43,084
Provision for income taxes[7]	10,454	1,321	11,775
Net income	$27,830	$3,479	$31,309

Diluted earnings per common share	$0.87	$0.11	$0.98

Shares used in computing diluted earnings per common share	31,835	—	31,835

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Outlook - Non-GAAP Adjusted Diluted Earnings Per Share
Unaudited

Quarter Ended
July 27, 2019
GAAP Diluted earnings per common share	$0.59 - $0.81

Adjustment:
Addback of after-tax non-cash amortization of debt discount on Notes[10]	0.11

Non-GAAP Adjusted Diluted Earnings per Common Share	$0.70 - $0.92

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share (in millions)	31.8

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1) Amounts represent contract revenues from acquired businesses that were not owned for the full period in both the current and comparable prior periods, including any contract revenues from storm restoration services for these acquired businesses.
2) The quarter ended July 30, 2016 contained 14 weeks as a result of our 52/53 week fiscal year as compared to 13 weeks in all other quarterly periods presented. The Non-GAAP adjustment is calculated independently for each comparative period as (i) contract revenues less, (ii) contract revenues from acquired businesses in each applicable period, (iii) divided by 14 weeks.
3) Top 5 Customers during the quarter ended April 27, 2019 included AT&T, Verizon, Comcast, CenturyLink and Windstream.
4) During the quarter ended April 27, 2019, the Company recorded an $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods.
5) During the quarter ended April 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets for a customer that filed a voluntary petition for reorganization during February 2019.
6) Non-GAAP Adjusted Interest expense, net excludes the non-cash amortization of the debt discount associated with the Notes.
7) Non-GAAP Adjusted Provision for income taxes excludes the tax related impact of the non-cash amortization of the debt discount associated with the Notes referred to above.
8) During the quarter ended April 27, 2019, the Company excluded income tax expense of approximately $0.6 million for the tax effects of the vesting and exercise of share-based awards from its Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share.
9) The Company has a hedge in effect to offset the economic dilution of additional shares that would be issued in connection with the conversion of the Notes up to an average quarterly share price of $130.43. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive share effect of the Notes. See the Company’s Form 8-K previously filed with the Securities and Exchange Commission on September 28, 2015 for further information regarding the Notes and note hedge.
10) The Company expects to recognize approximately $5.0 million in pre-tax interest expense during the quarter ending July 27, 2019 for the non-cash amortization of the debt discount associated with the Notes.